Exhibit 99.1

2ND QUARTER 2020

WELCOME

DYLAN RINO APARTMENTS
DENVER, CO

iret

Earnings Release & Supplemental Operating & Financial Data

Earnings Release

IRET Reports Second Quarter 2020 Financial and Operating Results
MINOT, ND, August 3, 2020 – IRET (NYSE: IRET) announced today its financial and operating results for the quarter ended June 30, 2020. The tables below show Net Income (Loss), Funds from Operations (“FFO”), and Core FFO, all on a per share basis, for the three and six months ended June 30, 2020; Same-Store Revenues, Expenses, and Net Operating Income ("NOI") over comparable periods; and Same-Store Weighted-Average Occupancy for the three months ended June 30, 2020, March 31, 2020, and June 30, 2019.

	Three Months Ended June 30,		Six Months Ended June 30,
Per Share	2020	2019	2020	2019
Net Income (Loss) - diluted	$(0.44)	$0.11	$(1.13)	$(0.43)
FFO - diluted	$0.93	$1.45	$1.58	$2.22
Core FFO - diluted	$0.91	$1.00	$1.81	$1.77

	Year-Over-Year Comparison	Sequential Comparison	YTD Comparison
Same-Store Results	Q2 2020 vs. Q2 2019	Q2 2020 vs. Q1 2020	2020 vs. 2019
Revenues	1.4%	(1.2)%	2.6%
Expenses	1.8%	(7.3)%	2.9%
NOI	1.1%	3.4%	2.4%

	Three months ended
Same-Store Results	June 30, 2020	March 31, 2020	June 30, 2019
Weighted Average Occupancy	94.6%	95.4%	94.3%
NOI, FFO, and Core FFO are non-GAAP financial measures. For more information on their usage and presentation, and a reconciliation to the most directly comparable GAAP measures, refer to "Non-GAAP Financial Measures and Reconciliations" below.
Second Quarter 2020 Highlights

•	Our Net Loss was $(0.44) per diluted share for the second quarter of 2020, compared to Net Income of $0.11 per diluted share for the same period of 2019;

•	Core FFO increased 2.3% to $1.81 per diluted share for the six months ended June 30, 2020, compared to $1.77 per diluted share for the same period of 2019;

•	Core FFO increased 1.1% to $0.91 per diluted share for the three months ended June 30, 2020, compared to $0.90 for the three months ended March 31, 2020;

•	Total collections were 99.1% for the second quarter of 2020, compared to 99.6% for the same period of 2019;

•
Same-store controllable expenses (which exclude taxes and insurance) decreased 4.3% for the second quarter of 2020 as compared to the same period of 2019, resulting in NOI growth of 1.1% for the second quarter of 2020 compared to the same period of 2019;

•	Same-store NOI increased 3.4% for the three months ended June 30, 2020, compared to the three months ended March 31, 2020;

•	We continued to strengthen our balance sheet by issuing approximately 624,000 common shares under our 2019 ATM Program for net proceeds of $44.8 million;

•	We announced that we will include Nashville as one of our target markets; and

•
We were recognized as a Minnesota Top Workplace for 2020 by the Minneapolis Star Tribune, which is based on several factors, including employee engagement, company leadership, pay, benefits, and workplace flexibility.

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Operations Update
Our operating results for the month ended July 31, 2020, included the following:

•	Total collections for same-store communities for the month ended July 31, 2020 were 99.0%.

•
We entered into eight deferrals agreements in July, representing 0.1% of revenue at all communities. As of July 31, 2020, a total of approximately $40,000 remained outstanding under resident repayment plans.

•	Physical occupancy for same-store communities as of July 31, 2020 was 95.2%, compared to 93.8% as of July 31, 2019 and 96.1% as of March 31, 2020.
Acquisitions and Dispositions
During the quarter, we disposed of our sole remaining parcel of unimproved land for a total sale price of $1.3 million. We did not have any acquisitions during the quarter.
Balance Sheet
At the end of the second quarter, we had $239.7 million of total liquidity on our balance sheet, including $187.0 million available under our line of credit and cash and cash equivalents of $52.7 million.
2020 Financial Outlook
On March 27, 2020 we issued a press release indicating that in light of the impact of COVID-19 on our business and results of operations, we were withdrawing our 2020 Financial Outlook. Given the ongoing impact of COVID-19, we are not providing an updated 2020 Financial Outlook at this time.
Upcoming Events
IRET is scheduled to participate in the BMO 2020 Real Assets Conference, which will be held virtually on September 2-3, 2020.
COVID-19 Developments
The COVID-19 pandemic, including the associated economic disruptions, has continued to impact our business and operations since March 2020. Our first priority continues to be the health and well-being of our residents, team members, and the communities we serve. In the second quarter, we began to implement a re-opening plan in the common spaces in our communities and offices while continuing to adhere to state and local guidelines. We are prepared to suspend re-opening plans in any markets in which an increase in COVID-19 cases and other factors make it unsafe to do so in accordance with state and local guidelines.
COVID-19 continues to impact our residents, our team members, and the economy. The safety and health of people we serve and our team has remained our priority in these uncertain times. As the COVID-19 pandemic continues to unfold, we acknowledge the potential effects on our financial condition, results of operations, and cash flows, including the following:

•
reductions in economic activity and rising unemployment that potentially could impact our residents’ ability to pay rent on a timely basis or their desire to seek lease deferment payment plans or rent reductions, which in turn could result in increases in our uncollectible receivables and reductions in rental income and reduce our NOI and cash flow;

•	the potential financial impact of the pandemic on the credit market and our future compliance with financial covenants contained in our credit facility and other debt agreements;

•	weaker economic conditions that could cause us to recognize impairment in the value of our tangible or intangible assets; and

•	rising costs related to our COVID-19 response that could cause us to record loss contingencies and increased expenses.
The extent to which the COVID-19 pandemic impacts our operations and those of our residents will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity, and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others.
For a more detailed description of the risks and uncertainties affecting our business, see the risk factors presented in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated under Item 1A of our Quarterly Report

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on Form 10-Q for the quarter ended June 30, 2020, and in our subsequent current and periodic reports filed with the Securities and Exchange Commission at www.sec.gov.
Quarterly Distributions
Effective June 5, 2020, IRET’s Board of Trustees declared a regular quarterly distribution of $0.70 per share/unit, which was paid on July 10, 2020, to common shareholders and unitholders of record on June 30, 2020. IRET has paid cash dividends to common shareholders and unitholders every quarter since its initial dividend payment in 1971.
Effective June 5, 2020, IRET's Board of Trustees also declared a distribution of $0.4140625 per share on the 6.625% Series C Cumulative Redeemable Preferred Shares (NYSE: IRET-PC), which was paid on June 30, 2020, to holders of record on June 15, 2020. Series C preferred share distributions are cumulative and payable quarterly in arrears at an annual rate of $1.65625 per share.
Earnings Call

Live webcast and replay: http://ir.iretapartments.com

Live Conference Call		Conference Call Replay
Tuesday, August 4, 2020, at 10:00 AM ET		Replay available until August 18, 2020
USA Toll Free Number	1-877-509-9785	USA Toll Free Number	1-877-344-7529
International Toll Free Number	1-412-902-4132	International Toll Free Number	1-412-317-0088
Canada Toll Free Number	1-855-669-9657	Canada Toll Free Number	1-855-669-9658
		Conference Number	10145476
Supplemental Information
Supplemental Operating and Financial Data for the quarter ended June 30, 2020 included herein (“Supplemental Information”), is available in the Investors section on IRET’s website at www.iretapartments.com or by calling Investor Relations at 701-837-7104.
About IRET
IRET is a real estate company focused on the ownership, management, acquisition, redevelopment, and development of apartment communities.  As of June 30, 2020, we owned interests in 70 apartment communities consisting of 12,135 apartment homes.  IRET's common shares and Series C preferred shares are publicly traded on the New York Stock Exchange (NYSE symbols: "IRET" and "IRET PC," respectively).
Forward-Looking Statements
Certain statements in this press release and the accompanying Supplemental Operating and Financial Data are based on our current expectations and assumptions, and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from the results of operations, financial conditions, or plans expressed or implied by the forward-looking statements. Although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be achieved. Such risks, uncertainties, and other factors that might cause such differences include, but are not limited to those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2019, in our subsequent quarterly reports on Form 10-Q, including the COVID-19 risk factors set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, and in other public reports. We assume no obligation to update or supplement forward-looking statements that become untrue due to subsequent events.
Investor Relations Contact Information
Emily Miller
Investor Relations
Phone: 701-837-7104
E-mail: IR@iret.com

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Supplemental Financial and Operating Data
Table of Contents
June 30, 2020

Common Share Data (NYSE: IRET)

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2020	2020	2019	2019	2019
High closing price	$76.82	$84.68	$78.91	$74.67	$61.28
Low closing price	$44.36	$52.55	$71.74	$59.22	$57.19
Average closing price	$63.91	$71.62	$74.67	$66.83	$59.54
Closing price at end of quarter	$70.49	$55.00	$72.50	$74.67	$58.67
Common share distributions – annualized	$2.80	$2.80	$2.80	$2.80	$2.80
Closing dividend yield – annualized	4.0%	5.1%	3.9%	3.8%	4.8%
Closing common shares outstanding (thousands)	12,827	12,164	12,099	11,625	11,656
Closing limited partnership units outstanding (thousands)	1,022	1,044	1,058	1,223	1,224
Closing market value of outstanding common shares, plus imputed closing market value of outstanding limited partnership units (thousands)	$976,216	$726,440	$953,883	$959,360	$755,670

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IRET
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019	6/30/2020	6/30/2019
REVENUE	$43,910	$44,406	$45,777	$47,436	$46,934	$88,316	$92,542
EXPENSES
Property operating expenses, excluding real estate taxes	12,360	13,468	14,018	14,485	13,942	25,828	28,746
Real estate taxes	5,410	5,465	4,835	5,425	5,574	10,875	10,806
Property management expense	1,345	1,554	1,634	1,553	1,445	2,899	2,999
Casualty loss	913	327	205	178	92	1,240	733
Depreciation/amortization	18,156	18,160	18,972	18,751	18,437	36,316	36,548
General and administrative expenses	3,202	3,428	3,647	3,448	3,549	6,630	7,355
TOTAL EXPENSES	$41,386	$42,402	$43,311	$43,840	$43,039	$83,788	$87,187
Operating income (loss)	2,524	2,004	2,466	3,596	3,895	4,528	5,355
Interest expense	(6,940)	(6,911)	(7,357)	(7,694)	(7,590)	(13,851)	(15,486)
Loss on extinguishment of debt	(17)	—	(864)	(1,087)	(407)	(17)	(409)
Interest and other income (loss)	538	(2,777)	702	498	468	(2,239)	892
Income (loss) before gain (loss) on sale of real estate and other investments, and gain (loss) on litigation settlement	(3,895)	(7,684)	(5,053)	(4,687)	(3,634)	(11,579)	(9,648)
Gain (loss) on sale of real estate and other investments	(190)	—	57,850	39,105	615	(190)	669
Gain (loss) on litigation settlement	—	—	—	300	6,286	—	6,286
Net income (loss)	$(4,085)	$(7,684)	$52,797	$34,718	$3,267	$(11,769)	$(2,693)
Dividends to preferred unitholders	(160)	(160)	(160)	(160)	(160)	(320)	(217)
Net (income) loss attributable to noncontrolling interest – Operating Partnership	447	692	(4,202)	(3,145)	(148)	1,139	595
Net (income) loss attributable to noncontrolling interests – consolidated real estate entities	(5)	145	223	183	154	140	730
Net income (loss) attributable to controlling interests	(3,803)	(7,007)	48,658	31,596	3,113	(10,810)	(1,585)
Dividends to preferred shareholders	(1,609)	(1,705)	(1,705)	(1,705)	(1,706)	(3,314)	(3,411)
Discount on redemption of preferred shares	25	273	—	—	—	298	—
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(5,387)	$(8,439)	$46,953	$29,891	$1,407	$(13,826)	$(4,996)

Per Share Data - Basic
Net earnings (loss) per common share – basic	$(0.44)	$(0.69)	$3.95	$2.57	$0.11	$(1.13)	$(0.43)

Per Share Data - Diluted
Net earnings (loss) per common share – diluted	$(0.44)	$(0.67)	$3.89	$2.54	$0.11	$(1.13)	$(0.43)

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IRET
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
ASSETS
Real estate investments
Property owned	$1,694,033	$1,687,436	$1,643,078	$1,720,352	$1,663,539
Less accumulated depreciation	(383,917)	(366,307)	(349,122)	(370,492)	(380,321)
	1,310,116	1,321,129	1,293,956	1,349,860	1,283,218
Unimproved land	—	1,376	1,376	1,376	1,746
Mortgage loans receivable	10,961	16,775	16,140	10,140	10,140
Total real estate investments	1,321,077	1,339,280	1,311,472	1,361,376	1,295,104
Cash and cash equivalents	52,714	26,338	26,579	8,500	17,406
Restricted cash	2,535	2,344	19,538	3,339	4,672
Other assets	16,484	21,124	34,829	30,589	30,626
TOTAL ASSETS	$1,392,810	$1,389,086	$1,392,418	$1,403,804	$1,347,808

LIABILITIES, MEZZANINE EQUITY, AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$54,883	$52,337	$47,155	$40,546	$44,766
Revolving line of credit	63,000	83,000	50,079	103,143	177,939
Notes payable, net of loan costs	269,155	269,106	269,058	269,006	144,082
Mortgages payable, net of loan costs	323,705	328,367	329,664	360,886	370,461
TOTAL LIABILITIES	$710,743	$732,810	$695,956	$773,581	$737,248

SERIES D PREFERRED UNITS	$16,560	$16,560	$16,560	16,560	16,560
EQUITY
Series C Preferred Shares of Beneficial Interest	93,579	96,046	99,456	99,456	99,456
Common Shares of Beneficial Interest	958,292	912,653	917,400	886,598	888,541
Accumulated distributions in excess of net income	(421,515)	(407,150)	(390,196)	(428,680)	(450,433)
Accumulated other comprehensive income (loss)	(18,139)	(17,360)	(7,607)	(9,793)	(7,598)
Total shareholders’ equity	$612,217	$584,189	$619,053	$547,581	$529,966
Noncontrolling interests – Operating Partnership	52,558	54,777	55,284	60,169	57,902
Noncontrolling interests – consolidated real estate entities	732	750	5,565	5,913	6,132
Total equity	$665,507	$639,716	$679,902	$613,663	$594,000
TOTAL LIABILITIES, MEZZANINE EQUITY, AND EQUITY	$1,392,810	$1,389,086	$1,392,418	$1,403,804	$1,347,808

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IRET
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (unaudited)

This release contains certain non-GAAP financial measures. The non-GAAP measures should not be considered a substitute for operating results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The definitions and calculations of these non-GAAP measures, as calculated by us, may not be comparable to non-GAAP measures reported by other REITs that do not define each of the non-GAAP measures exactly as we do.
We provide certain information on a same-store and non-same-store basis. Same-store apartment communities are owned or in service for the entirety of the periods being compared, and, in the case of development properties, have achieved a target level of physical occupancy of 90%. On the first day of each calendar year, we determine the composition of our same-store pool for that year as well as adjust the previous year, which allows us to evaluate full period-over-period operating comparisons for existing apartment communities and their contribution to net income. We believe that measuring performance on a same-store basis is useful to investors because it enables evaluation of how a fixed pool of our communities are performing year-over-year. We use this measure to assess whether or not we have been successful in increasing NOI, renewing the leases on existing residents, controlling operating costs, and making prudent capital improvements.
Reconciliation of Operating Income (Loss) to Net Operating Income
Net operating income, or NOI, is a non-GAAP measure which we define as total real estate revenues less property operating expenses, including real estate taxes. We believe that NOI is an important supplemental measure of operating performance for real estate because it provides a measure of operations that is unaffected by depreciation, amortization, financing, property management overhead, casualty losses, and general and administrative expenses. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders, or cash flow from operating activities as a measure of financial performance.

	(in thousands, except percentages)
	Three Months Ended			Sequential		Year-Over-Year
	6/30/2020	3/31/2020	6/30/2019	$ Change	% Change	$ Change	% Change

Operating income (loss)	$2,524	$2,004	$3,895	$520	25.9%	$(1,371)	(35.2)%
Adjustments:
Property management expenses	1,345	1,554	1,445	(209)	(13.4)%	(100)	(6.9)%
Casualty loss	913	327	92	586	179.2%	821	892.4%
Depreciation and amortization	18,156	18,160	18,437	(4)	—	(281)	(1.5)%
General and administrative expenses	3,202	3,428	3,549	(226)	(6.6)%	(347)	(9.8)%
Net operating income	$26,140	$25,473	$27,418	$667	2.6%	$(1,278)	(4.7)%

Revenue
Same-store	$39,335	$39,820	$38,794	$(485)	(1.2)%	$541	1.4%
Non-same-store	4,157	3,511	1,073	646	18.4%	3,084	287.4%
Other properties and dispositions	418	1,075	7,067	(657)	(61.1)%	(6,649)	(94.1)%
Total	43,910	44,406	46,934	(496)	(1.1)%	(3,024)	(6.4)%

Property operating expenses, including real estate taxes
Same-store	16,006	17,258	15,726	(1,252)	(7.3)%	280	1.8%
Non-same-store	1,515	1,320	477	195	14.8%	1,038	217.6%
Other properties and dispositions	249	355	3,313	(106)	(29.9)%	(3,064)	(92.5)%
Total	17,770	18,933	19,516	(1,163)	(6.1)%	(1,746)	(8.9)%

Net operating income
Same-store	23,329	22,562	23,068	767	3.4%	261	1.1%
Non-same-store	2,642	2,191	596	451	20.6%	2,046	343.3%
Other properties and dispositions	169	720	3,754	(551)	(76.5)%	(3,585)	(95.5)%
Total	$26,140	$25,473	$27,418	$667	2.6%	$(1,278)	(4.7)%

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	Six Months Ended June 30,
	2020	2019	$ Change	% Change

Operating income (loss)	$4,528	$5,355	$(827)	(15.4)%
Adjustments:
Property management expenses	2,899	2,999	(100)	(3.3)%
Casualty loss	1,240	733	507	69.2%
Depreciation and amortization	36,316	36,548	(232)	(0.6)%
General and administrative expenses	6,630	7,355	(725)	(9.9)%
Net operating income	$51,613	$52,990	$(1,377)	(2.6)%

Revenue
Same-store	$79,155	$77,122	$2,033	2.6%
Non-same-store	7,668	1,484	6,184	416.7%
Other properties and dispositions	1,493	13,936	(12,443)	(89.3)%
Total	88,316	92,542	(4,226)	(4.6)%

Property operating expenses, including real estate taxes
Same-store	33,264	32,327	937	2.9%
Non-same-store	2,835	647	2,188	338.2%
Other properties and dispositions	604	6,578	(5,974)	(90.8)%
Total	36,703	39,552	(2,849)	(7.2)%

Net operating income
Same-store	45,891	44,795	1,096	2.4%
Non-same-store	4,833	837	3,996	477.4%
Other properties and dispositions	889	7,358	(6,469)	(87.9)%
Total	$51,613	$52,990	$(1,377)	(2.6)%
Same-Store Property Operating Expense Comparison

	(in thousands, except percentages)
	Three Months Ended June 30,				Six Months Ended June 30,
	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change

Controllable expenses
On-site compensation(1)	$4,240	$4,181	$59	1.4%	$8,859	$8,292	$567	6.8%
Repairs and maintenance	2,558	2,905	(347)	(11.9)%	5,019	5,974	(955)	(16.0)%
Utilities	2,262	2,397	(135)	(5.6)%	5,293	5,699	(406)	(7.1)%
Administrative and marketing	888	908	(20)	(2.2)%	1,783	1,930	(147)	(7.6)%
Total	$9,948	$10,391	$(443)	(4.3)%	$20,954	$21,895	$(941)	(4.3)%

Non-controllable expenses
Real estate taxes	$4,756	$4,456	$300	6.7%	$9,666	$8,740	$926	10.6%
Insurance	1,302	879	423	48.1%	2,644	1,692	952	56.3%
Total	$6,058	$5,335	$723	13.6%	$12,310	$10,432	$1,878	18.0%

Total	$16,006	$15,726	$280	1.8%	$33,264	$32,327	$937	2.9%

(1)	On-site compensation for administration, leasing, and maintenance personnel.
Reconciliation of Net Income (Loss) Available to Common Shareholders to Funds From Operations and Core Funds From Operations
We believe that FFO, which is a standard supplemental measure for equity real estate investment trusts, is helpful to investors in understanding our operating performance, primarily because its calculation does not assume that the value of real estate

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assets diminishes predictably over time, as implied by the historical cost convention of GAAP and the recording of depreciation.
We use the definition of FFO adopted by the National Association of Real Estate Investment Trusts, Inc. (“Nareit”). Nareit defines FFO as net income or loss calculated in accordance with GAAP, excluding:

•	depreciation and amortization related to real estate;

•	gains and losses from the sale of certain real estate assets; and

•	impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
The exclusion in Nareit’s definition of FFO of impairment write-downs and gains and losses from the sale of real estate assets helps to identify the operating results of the long-term assets that form the base of our investments, and assists management and investors in comparing those operating results between periods.
Due to the limitations of the Nareit FFO definition, we have made certain interpretations in applying this definition. We believe that all such interpretations not specifically identified in the Nareit definition are consistent with this definition. Nareit's FFO White Paper 2018 Restatement clarified that impairment write-downs of land related to a REIT's main business are excluded from FFO and a REIT has the option to exclude impairment write-downs of assets that are incidental to its main business.
While FFO is widely used by us as a primary performance metric, not all real estate companies use the same definition of FFO or calculate FFO in the same way. Accordingly, FFO presented here is not necessarily comparable to FFO presented by other real estate companies. FFO should not be considered as an alternative to net income or any other GAAP measurement of performance, but rather should be considered as an additional, supplemental measure. FFO also does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of sufficient cash flow to fund all of our needs or our ability to service indebtedness or make distributions.
Core Funds from Operations ("Core FFO") is FFO as adjusted for non-routine items or items not considered core to our business operations. By further adjusting for items that are not considered part of our core business operations, we believe that Core FFO provides investors with additional information to compare our core operating and financial performance between periods. Core FFO should not be considered as an alternative to net income as an indication of financial performance, or as an alternative to cash flows from operations as a measure of liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions to shareholders. Core FFO is a non-GAAP and non-standardized measure that may be calculated differently by other REITs and should not be considered a substitute for operating results determined in accordance with GAAP.

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	(in thousands, except per share amounts)
	Three Months Ended					Six Months Ended
	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019	6/30/2020	6/30/2019
Funds From Operations
Net income (loss) available to common shareholders	$(5,387)	$(8,439)	$46,953	$29,891	$1,407	$(13,826)	$(4,996)
Adjustments:
Noncontrolling interests – Operating Partnership	(447)	(692)	4,202	3,145	148	(1,139)	(595)
Depreciation and amortization	18,156	18,160	18,972	18,751	18,437	36,316	36,548
Less depreciation – non real estate	(88)	(93)	(88)	(71)	(79)	(181)	(164)
Less depreciation – partially owned entities	(33)	(282)	(454)	(452)	(474)	(315)	(1,152)
(Gain) loss on sale of real estate	190	—	(57,850)	(39,105)	(615)	190	(669)
FFO applicable to common shares and Units	$12,391	$8,654	$11,735	$12,159	$18,824	$21,045	$28,972

Adjustments to Core FFO:
Loss on extinguishment of debt	17	—	864	1,087	407	17	409
Gain on litigation settlement	—	—	—	(300)	(6,286)	—	(6,286)
(Gain) loss on marketable securities	(175)	3,553	(113)	—	—	3,378	—
Discount on redemption of preferred shares	(25)	(273)	—	—	—	(298)	—
Core FFO applicable to common shares and Units	$12,208	$11,934	$12,486	$12,946	$12,945	$24,142	$23,095

Funds from operations applicable to common shares and Units	$12,391	$8,654	$11,735	$12,159	$18,824	$21,045	$28,972
Dividends to preferred unitholders	160	160	160	160	160	320	217
Funds from operations applicable to common shares and Units - diluted	$12,551	$8,814	$11,895	$12,319	$18,984	$21,365	$29,189

Core funds from operations applicable to common shares and Units	$12,208	$11,934	$12,486	$12,946	$12,945	$24,142	$23,095
Dividends to preferred unitholders	160	160	160	160	160	320	217
Core funds from operations applicable to common shares and Units - diluted	$12,368	$12,094	$12,646	$13,106	$13,105	$24,462	$23,312

Per Share Data
Earnings (loss) per share and Unit - diluted	$(0.44)	$(0.67)	$3.89	$2.54	$0.11	$(1.13)	$(0.43)
FFO per share and Unit - diluted	$0.93	$0.66	$0.90	$0.93	$1.45	$1.58	$2.22
Core FFO per share and Unit - diluted	$0.91	$0.90	$0.96	$0.99	$1.00	$1.81	$1.77

Weighted average shares and Units - diluted	13,558	13,401	13,188	13,087	13,197	13,482	13,220

S-7

Reconciliation of Net Income (Loss) Available to Common Shareholders to Adjusted EBITDA
Adjusted EBITDA is earnings before interest, taxes, depreciation, amortization, gain/loss on sale of real estate and other investments, impairment of real estate investments, gain/loss on extinguishment of debt, gain on litigation settlement, and gain/loss from involuntary conversion. We consider Adjusted EBITDA to be an appropriate supplemental performance measure because it permits investors to view income from operations without the effect of depreciation, the cost of debt, or non-operating gains and losses. Adjusted EBITDA is a non-GAAP measure and should not be considered a substitute for operating results determined in accordance with GAAP.

	(in thousands)
	Three Months Ended					Six Months Ended
	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019	6/30/2020	6/30/2019
Adjusted EBITDA
Net income (loss) available to common shareholders	$(3,803)	$(7,007)	$48,658	$31,596	$3,113	$(10,810)	$(1,585)
Adjustments:
Dividends to preferred unitholders	160	160	160	160	160	320	217
Noncontrolling interests – Operating Partnership	(447)	(692)	4,202	3,145	148	(1,139)	(595)
Income (loss) before noncontrolling interests – Operating Partnership	$(4,090)	$(7,539)	$53,020	$34,901	$3,421	$(11,629)	$(1,963)
Adjustments:
Interest expense	6,926	6,764	7,112	7,448	7,343	13,690	14,901
Loss on extinguishment of debt	17	—	864	1,087	407	17	409
Depreciation/amortization related to real estate investments	18,123	17,878	18,518	18,299	17,963	36,001	35,396
Interest income	(331)	(597)	(415)	(402)	(402)	(928)	(809)
(Gain) loss on sale of real estate and other investments	190	—	(57,850)	(39,105)	(615)	190	(669)
Gain on litigation settlement	—	—	—	(300)	(6,286)	—	(6,286)
(Gain) loss on marketable securities	(175)	3,553	(113)	—	—	3,378	—
Adjusted EBITDA	$20,660	$20,059	$21,136	$21,928	$21,831	$40,719	$40,979

S-8

IRET
DEBT ANALYSIS
(in thousands)
Debt Maturity Schedule
Annual Expirations

	Future Maturities of Debt
	Secured Fixed Debt	Unsecured Fixed Debt(1)	Unsecured Variable Debt	Total Debt	% of Total Debt	Weighted Average Interest Rate(2)
2020 (remainder)	$9,406	$—	$—	$9,406	1.4%	4.85%
2021	35,556	—	—	35,556	5.4%	5.36%
2022	33,987	50,000	13,000	96,987	14.7%	3.28%
2023	44,266	—	—	44,266	6.7%	4.02%
2024	—	70,000	—	70,000	10.7%	3.62%
Thereafter	202,015	200,000	—	402,015	61.1%	3.89%
Total debt	$325,230	$320,000	$13,000	$658,230	100.0%	3.87%

(1)	Term loans have variable interest rates that are fixed with interest rate swaps and $50.0 million of our variable interest, line of credit is fixed with an interest rate swap.

(2)	Weighted average interest rate of debt that matures during the year, including the effect of interest rate swaps on the term loans and line of credit.

	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
Debt Balances Outstanding
Secured fixed rate	$325,230	$329,988	$331,376	$362,731	$371,951
Unsecured fixed rate line of credit(1)	50,000	50,000	50,000	50,000	50,000
Secured line of credit(2)	—	—	—	—	15,000
Unsecured variable rate line of credit	13,000	33,000	79	53,143	112,939
Unsecured term loans	145,000	145,000	145,000	145,000	145,000
Unsecured senior notes	125,000	125,000	125,000	125,000	—
Debt total	$658,230	$682,988	$651,455	$735,874	$694,890

Mortgage debt weighted average interest rate	4.01%	4.01%	4.02%	4.15%	4.37%
Lines of credit rate (rate with swap)	2.97%	3.18%	3.52%	3.73%	3.91%
Term loan rate (rate with swap)	4.12%	4.13%	4.19%	4.14%	4.14%
Senior notes rate	3.78%	3.78%	3.78%	3.78%	—

(1)	A portion of our primary line of credit is fixed through an interest rate swap.

(2)
Our revolving line of credit consists primarily of unsecured borrowings. A portion of the line was secured in connection with our acquisition of SouthFork Townhomes, under an agreement which allowed us to offer the seller tax protection upon purchase.

S-9

IRET
CAPITAL ANALYSIS
(in thousands, except per share and unit amounts)

	Three Months Ended
	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
Equity Capitalization
Common shares outstanding	12,827	12,164	12,099	11,625	11,656
Operating partnership units outstanding	1,022	1,044	1,058	1,223	1,224
Total common shares and units outstanding	13,849	13,208	13,157	12,848	12,880
Market price per common share (closing price at end of period)	$70.49	$55.00	$72.50	$74.67	$58.67
Equity capitalization-common shares and units	$976,216	$726,440	$953,883	$959,360	$755,670
Recorded book value of preferred shares	$93,579	$96,046	$99,456	$99,456	$99,456
Total equity capitalization	$1,069,795	$822,486	$1,053,339	$1,058,816	$855,126

Series D Preferred Units	$16,560	$16,560	$16,560	$16,560	$16,560

Debt Capitalization
Total debt	$658,230	$682,988	$651,455	$735,874	$694,889
Total capitalization	$1,744,585	$1,522,034	$1,721,354	$1,811,250	$1,566,575

Total debt to total capitalization(1)	37.7%	44.9%	37.8%	40.6%	44.4%

(1)
Total debt to total market capitalization is total debt from the balance sheet divided by the sum of total debt from the balance sheet, plus the market value of common shares and operating partnership units, and book value of Series C preferred shares and Series D preferred units outstanding at the end of the period.

	Three Months Ended										Six Months Ended
	6/30/2020		3/31/2020		12/31/2019		9/30/2019		6/30/2019		6/30/2020		6/30/2019
Debt service coverage ratio(1)	2.48	x	2.42	x	2.39	x	2.26	x	2.24	x	2.45	x	2.04	x
Adjusted EBITDA/Interest expense plus preferred distributions and principal amortization	2.05	x	1.97	x	1.98	x	1.90	x	1.88	x	2.01	x	1.73	x
Net debt/Adjusted EBITDA(2)	7.33	x	8.18	x	7.19	x	8.29	x	7.76	x	7.44	x	8.27	x
Net debt and preferred equity/Adjusted EBITDA(2)	8.66	x	9.59	x	8.56	x	9.62	x	9.09	x	8.86	x	9.48	x

Distribution Data
Common shares and Units outstanding at record date	13,849		13,208		13,157		12,848		12,914		13,849		12,914
Total common distribution declared	$9,694		$9,245		$9,210		$8,994		$9,039		$18,939		$18,234
Common distribution per share and Unit	$0.70		$0.70		$0.70		$0.70		$0.70		$1.40		$1.40
Payout ratio (Core FFO per share and unit basis) (3)	76.9%		77.8%		72.9%		70.7%		70.0%		77.3%		79.1%

(1)
Debt service coverage ratio is computed by dividing Adjusted EBITDA by interest expense and principal amortization. This term is a non-GAAP measure and should not be considered a substitute for operating results determined in accordance with GAAP. Refer to the Adjusted EBITDA definition included within the Non-GAAP Financial Measures and Reconciliations section.

(2)
Net debt is the total debt balance less cash and cash equivalents and net tax deferred exchange proceeds (included within restricted cash). Adjusted EBITDA is annualized for periods less than one year. Net debt and adjusted EBITDA are non-GAAP measures and should not be considered a substitute for operating results determined in accordance with GAAP. Refer to the Adjusted EBITDA definition included within the Non-GAAP Financial Measures and Reconciliations section.

(3)
Payout ratio (Core FFO per share and unit basis) is the ratio of the current quarterly or annual distribution rate per common share and unit divided by quarterly or annual Core FFO per share and unit. This term is a non-GAAP measure and should not be considered a substitute for operating results determined in accordance with GAAP.

S-10

IRET
COVID-19 UPDATE
(in thousands, except property data amounts and percentages)
Collections by State

			Three Months Ended June 30, 2020
State	Number of Communities	Number of Homes	% of Total Revenue	Bad Debt(1) as % of Total Revenue
Minnesota	32	5,438	48.7%	1.1%
Colorado	3	992	12.4%	1.2%
Nebraska	6	1,370	9.2%	0.6%
North Dakota	19	3,112	21.5%	0.2%
South Dakota	5	474	3.2%	0.7%
Montana	5	749	5.0%	2.3%
Total	70	12,135	100.0%	0.9%

(1)	Bad debt is reported as a reduction of revenue.
Operating Statistics

	Month Ended		Three Months Ended
	July 31, 2020	July 31, 2019	June 30, 2020	March 31, 2020	June 30, 2019
Bad debt as a % of total revenue	1.0%	0.6%	0.9%	0.2%	0.4%
Percent of rent deferrals to total revenue	0.1%	N/A	0.5%	N/A	N/A

Same-Store Communities
New lease rates	1.1%	0.7%	(1.2)%	(4.3)%	4.3%
Renewal rates	0.1%	4.9%	3.3%	2.9%	5.9%

Weighted average occupancy	94.3%	93.1%	94.6%	95.4%	94.3%
Physical occupancy, at end of period	95.2%	93.8%	94.8%	96.1%	94.0%
Liquidity and Near-Term Funding Obligations

Liquidity Profile	June 30, 2020	March 31, 2020
Unsecured credit facility - committed	$250,000	$250,000
Balance outstanding	63,000	83,000
Amount available on line of credit	$187,000	$167,000
Cash and cash equivalents	52,714	26,338
Total liquidity	$239,714	$193,338

Near-Term Funding Obligations
Unfunded construction loan and mezzanine loan commitments - 2020 and 2021	$34,272	$38,479
2020 and 2021 Debt maturities	44,962	45,297
Total	$79,234	$83,776
Ratio of liquidity to near-term funding obligations	3.0	2.3

S-11

IRET
SAME-STORE SECOND QUARTER COMPARISONS
(in thousands, except property data amounts and percentages)

	Apartment Homes Included	Revenues			Expenses			NOI
Regions		Q2 2020	Q2 2019	% Change	Q2 2020	Q2 2019	% Change	Q2 2020	Q2 2019	% Change
Minneapolis, MN	1,987	$9,068	$8,904	1.8%	$3,485	$3,636	(4.2)%	$5,583	$5,268	6.0%
Rochester, MN	1,711	6,370	6,290	1.2%	2,802	2,450	14.4%	3,568	3,840	(7.1)%
Denver, CO	664	3,701	3,780	(2.1)%	1,095	1,195	(8.4)%	2,606	2,585	0.8%
Grand Forks, ND	1,555	4,344	4,218	3.0%	1,823	1,909	(4.5)%	2,521	2,309	9.2%
Omaha, NE	1,370	3,838	3,705	3.6%	1,783	1,635	9.1%	2,055	2,070	(0.7)%
St. Cloud, MN	1,190	3,546	3,585	(1.1)%	1,524	1,525	(0.1)%	2,022	2,060	(1.8)%
Bismarck, ND	845	2,766	2,671	3.6%	1,053	1,031	2.1%	1,713	1,640	4.5%
Billings, MT	749	2,139	2,125	0.7%	838	752	11.4%	1,301	1,373	(5.2)%
Minot, ND	712	2,161	2,145	0.7%	969	1,036	(6.5)%	1,192	1,109	7.5%
Rapid City, SD	474	1,402	1,371	2.3%	634	557	13.8%	768	814	(5.7)%
Same-Store Total	11,257	$39,335	$38,794	1.4%	$16,006	$15,726	1.8%	$23,329	$23,068	1.1%

	% of NOI Contribution	Weighted Average Occupancy (1)			Average Monthly Rental Rate (2)			Average Monthly Revenue per Occupied Home (3)
Regions		Q2 2020	Q2 2019	Growth	Q2 2020	Q2 2019	% Change	Q2 2020	Q2 2019	% Change
Minneapolis, MN	23.9%	94.0%	93.3%	0.7%	$1,494	$1,471	1.6%	$1,619	$1,600	1.1%
Rochester, MN	15.3%	95.3%	95.4%	(0.1)%	1,248	1,233	1.2%	1,303	1,285	1.3%
Denver, CO	11.2%	92.9%	94.5%	(1.6)%	1,827	1,828	(0.1)%	2,001	2,008	(0.5)%
Grand Forks, ND	10.8%	94.6%	93.5%	1.1%	906	912	(0.7)%	985	967	1.9%
Omaha, NE	8.8%	94.9%	93.3%	1.6%	904	884	2.3%	984	966	2.0%
St. Cloud, MN	8.7%	93.7%	95.4%	(1.7)%	955	951	0.4%	1,060	1,053	0.6%
Bismarck, ND	7.3%	96.2%	93.6%	2.6%	1,053	1,044	0.9%	1,134	1,126	1.0%
Billings, MT	5.6%	94.4%	95.6%	(1.2)%	944	924	2.2%	1,008	989	1.9%
Minot, ND	5.1%	97.0%	95.0%	2.0%	992	1,000	(0.8)%	1,043	1,057	(1.3)%
Rapid City, SD	3.3%	94.3%	95.0%	(0.7)%	966	945	2.2%	1,046	1,015	3.0%
Same-Store Total	100.0%	94.6%	94.3%	0.3%	$1,142	$1,132	0.9%	$1,232	$1,219	1.1%

(1)	Weighted average occupancy is defined as the percentage resulting from dividing actual rental revenue by scheduled rent.

(2)
Average monthly rental rate is scheduled rent divided by the total number of apartment homes. Scheduled rental revenue represents the value of all apartment homes, with occupied apartment homes valued at contractual rates pursuant to leases and vacant apartment homes valued at estimated market rents. When calculating actual rents for occupied apartment homes and market rents for vacant homes, delinquencies and concessions are not taken into account. Market rates are determined using the currently offered effective rates on new leases at the community and are used as the starting point in determination of the market rates of vacant apartment homes.

(3)	Average monthly revenue per occupied home is defined as total rental revenues divided by the weighted average occupied apartment homes for the period.

S-12

IRET
SAME-STORE SEQUENTIAL QUARTER COMPARISONS
(in thousands, except property data amounts and percentages)

	Apartment Homes Included	Revenues			Expenses			NOI
Regions		Q2 2020	Q1 2020	% Change	Q2 2020	Q1 2020	% Change	Q2 2020	Q1 2020	% Change
Minneapolis, MN	1,987	$9,068	$9,112	(0.5)%	$3,485	$3,911	(10.9)%	$5,583	$5,201	7.3%
Rochester, MN	1,711	6,370	6,539	(2.6)%	2,802	2,824	(0.7)%	3,568	3,715	(4.0)%
Denver, CO	664	3,701	3,927	(5.8)%	1,095	1,258	(13.0)%	2,606	2,669	(2.4)%
Grand Forks, ND	1,555	4,344	4,337	0.2%	1,823	2,225	(18.1)%	2,521	2,112	19.4%
Omaha, NE	1,370	3,838	3,814	0.6%	1,783	1,626	9.7%	2,055	2,188	(6.1)%
St. Cloud, MN	1,190	3,546	3,611	(1.8)%	1,524	1,756	(13.2)%	2,022	1,855	9.0%
Bismarck, ND	845	2,766	2,735	1.1%	1,053	1,169	(9.9)%	1,713	1,566	9.4%
Billings, MT	749	2,139	2,179	(1.8)%	838	826	1.5%	1,301	1,353	(3.8)%
Minot, ND	712	2,161	2,125	1.7%	969	1,011	(4.2)%	1,192	1,114	7.0%
Rapid City, SD	474	1,402	1,441	(2.7)%	634	652	(2.8)%	768	789	(2.7)%
Same-Store Total	11,257	$39,335	$39,820	(1.2)%	$16,006	$17,258	(7.3)%	$23,329	$22,562	3.4%

	% of NOI Contribution	Weighted Average Occupancy			Average Monthly Rental Rate			Average Monthly Revenue per Occupied Home
Regions		Q2 2020	Q1 2020	Growth	Q2 2020	Q1 2020	% Change	Q2 2020	Q1 2020	% Change
Minneapolis, MN	23.9%	94.0%	94.2%	(0.2)%	$1,494	$1,485	0.6%	$1,619	$1,624	(0.3)%
Rochester, MN	15.3%	95.3%	97.1%	(1.8)%	1,248	1,239	0.7%	1,303	1,312	(0.8)%
Denver, CO	11.2%	92.9%	95.1%	(2.2)%	1,827	1,845	(1.0)%	2,001	2,072	(3.6)%
Grand Forks, ND	10.8%	94.6%	95.4%	(0.8)%	906	900	0.7%	985	975	1.0%
Omaha, NE	8.8%	94.9%	94.3%	0.6%	904	893	1.2%	984	984	—
St. Cloud, MN	8.7%	93.7%	94.9%	(1.2)%	955	945	1.1%	1,060	1,066	(0.6)%
Bismarck, ND	7.3%	96.2%	96.4%	(0.2)%	1,053	1,044	0.9%	1,134	1,119	1.3%
Billings, MT	5.6%	94.4%	95.8%	(1.4)%	944	935	1.0%	1,008	1,012	(0.4)%
Minot, ND	5.1%	97.0%	95.1%	1.9%	992	990	0.2%	1,043	1,046	(0.2)%
Rapid City, SD	3.3%	94.3%	96.9%	(2.6)%	966	951	1.6%	1,046	1,045	(0.1)%
Same-Store Total	100.0%	94.6%	95.4%	(0.8)%	$1,142	$1,135	0.6%	$1,232	$1,237	(0.4)%

S-13

IRET
SAME-STORE YEAR-TO-DATE COMPARISONS
(in thousands, except property data amounts and percentages)

	Apartment Homes Included	Revenues			Expenses			NOI
Regions		2020	2019	% Change	2020	2019	% Change	2020	2019	% Change
Minneapolis, MN	1,987	$18,180	$17,684	2.8%	$7,395	$7,275	1.6%	$10,785	$10,409	3.6%
Rochester, MN	1,711	12,908	12,516	3.1%	5,625	4,905	14.7%	7,283	7,611	(4.3)%
Denver, CO	664	7,628	7,479	2.0%	2,354	2,417	(2.6)%	5,274	5,062	4.2%
Grand Forks, ND	1,555	8,682	8,359	3.9%	4,048	4,075	(0.7)%	4,634	4,284	8.2%
Omaha, NE	1,370	7,652	7,459	2.6%	3,409	3,409	—	4,243	4,050	4.8%
St. Cloud, MN	1,190	7,157	7,059	1.4%	3,281	3,333	(1.6)%	3,876	3,726	4.0%
Bismarck, ND	845	5,501	5,335	3.1%	2,222	2,162	2.8%	3,279	3,173	3.3%
Billings, MT	749	4,317	4,230	2.1%	1,664	1,575	5.7%	2,653	2,655	(0.1)%
Minot, ND	712	4,287	4,263	0.6%	1,980	2,043	(3.1)%	2,307	2,220	3.9%
Rapid City, SD	474	2,843	2,738	3.8%	1,286	1,133	13.5%	1,557	1,605	(3.0)%
Same-Store Total	11,257	$79,155	$77,122	2.6%	$33,264	$32,327	2.9%	$45,891	$44,795	2.4%

	% of NOI Contribution	Weighted Average Occupancy			Average Monthly Rental Rate			Average Monthly Revenue per Occupied Home
Regions		2020	2019	Growth	2020	2019	% Change	2020	2019	% Change
Minneapolis, MN	23.6%	94.1%	94.1%	—	$1,490	$1,457	2.3%	$1,621	$1,577	2.8%
Rochester, MN	15.9%	96.2%	95.9%	0.3%	1,243	1,220	1.9%	1,307	1,271	2.8%
Denver, CO	11.5%	94.0%	94.4%	(0.4)%	1,836	1,817	1.0%	2,037	1,988	2.4%
Grand Forks, ND	10.1%	95.0%	93.7%	1.3%	903	907	(0.4)%	980	957	2.6%
Omaha, NE	9.2%	94.6%	94.3%	0.3%	898	879	2.2%	984	963	2.3%
St. Cloud, MN	8.4%	94.3%	95.6%	(1.3)%	950	945	0.5%	1,063	1,035	2.7%
Bismarck, ND	7.1%	96.3%	95.3%	1.0%	1,048	1,037	1.1%	1,126	1,104	2.1%
Billings, MT	5.8%	95.1%	96.0%	(0.9)%	939	915	2.6%	1,010	981	3.0%
Minot, ND	5.0%	96.1%	95.4%	0.7%	991	997	(0.6)%	1,044	1,046	(0.1)%
Rapid City, SD	3.4%	95.6%	95.9%	(0.3)%	959	938	2.2%	1,046	1,003	4.1%
Same-Store Total	100.0%	95.0%	94.9%	0.1%	$1,139	$1,123	1.4%	$1,234	$1,204	2.5%

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PORTFOLIO SUMMARY(1)

	Three Months Ended
	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
Number of Apartment Homes at Period End
Same-Store	11,257	11,257	10,402	11,785	12,848
Non-Same-Store	878	878	1,551	1,551	1,127
All Communities	12,135	12,135	11,953	13,336	13,975

Average Monthly Rental Rate(2)
Same-Store	$1,142	$1,135	$1,085	$1,062	$1,028
Non-Same-Store	1,594	1,572	1,722	1,742	1,692
All Communities	$1,175	$1,163	$1,168	$1,123	$1,081

Average Monthly Revenue per Occupied Apartment Home(3)
Same-Store	$1,232	$1,237	$1,169	$1,141	$1,101
Non-Same-Store	1,681	1,658	1,869	1,887	1,848
All Communities	$1,264	$1,263	$1,260	$1,210	$1,161

Weighted Average Occupancy(4)
Same-Store	94.6%	95.4%	94.0%	93.3%	94.3%
Non-Same-Store	93.9%	93.3%	93.0%	94.2%	94.8%
All Communities	94.5%	95.2%	93.8%	93.4%	94.4%

Operating Expenses as a % of Scheduled Rent
Same-Store	41.5%	45.0%	43.5%	43.0%	42.8%
Non-Same-Store	36.1%	37.0%	33.8%	38.1%	37.4%
All Communities	41.0%	44.3%	41.6%	42.3%	42.2%

Capital Expenditures
Total Capital Expenditures per Apartment Home – Same-Store	$262	$151	$427	$178	$192

(1)	Previously reported amounts are not revised for changes in the composition of the same-store properties pool.

(2)
Average monthly rental rate is scheduled rent divided by the total number of apartment homes. Scheduled rental revenue represents the value of all apartment homes, with occupied apartment homes valued at contractual rates pursuant to leases and vacant apartment homes valued at estimated market rents. When calculating actual rents for occupied apartment homes and market rents for vacant homes, delinquencies and concessions are not taken into account. Market rates are determined using the currently offered effective rates on new leases at the community and are used as the starting point in determination of the market rates of vacant apartment homes.

(3)	Average monthly revenue per occupied home is defined as total rental revenues divided by the weighted average occupied apartment homes for the period.

(4)
Weighted average occupancy is the percentage resulting from dividing actual rental revenue by scheduled rent. We believe that weighted average occupancy is a meaningful measure of occupancy because it considers the value of each vacant unit at its estimated market rate. Weighted average occupancy may not completely reflect short-term trends in physical occupancy and our calculation of weighted average occupancy may not be comparable to that disclosed by other REITs.

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IRET
CAPITAL EXPENDITURES
($ in thousands, except per home amounts)

	Three Months Ended		Six Months Ended
	6/30/2020	6/30/2019	6/30/2020	6/30/2019
Total Same-Store Apartment Homes	11,257	11,257	11,257	11,257

Turnover	$893	$908	$1,580	$1,422
Furniture & Equipment	112	107	241	160
Building – Interior	69	100	218	178
Building – Exterior	1,505	394	2,219	603
Landscaping & Grounds	367	539	383	545
Capital Expenditures - Same-Store	$2,946	$2,048	$4,641	$2,908
Capital Expenditures per Apartment Home - Same-Store	$262	$182	$412	$258

Value Add	$2,604	$701	$4,166	$989
Total Capital Spend - Same-Store	$5,550	$2,749	$8,807	$3,897
Total Capital Spend per Apartment Home - Same-Store	$493	$244	$782	$346

All Properties - Weighted Average Apartment Homes	12,135	13,975	12,074	13,975

Capital Expenditures	$3,373	$2,571	$5,183	$3,727
Capital Expenditures per Apartment Home	$277	$184	$429	$267

Value Add	4,165	747	6,196	1,119
Acquisition Capital(1)	(943)	66	535	254
Total Capital Spend	6,595	3,384	11,914	5,100
Total Capital Spend per Apartment Home	$544	$242	$987	$365

(1)	Negative amounts consist of balances originally classified as acquisition capital and subsequently reclassified to capital expenditures.

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